EXHIBIT 12.1--Statement Regarding Computation of Ratio of Earnings to Fixed
                                    Charges



                                                                          Year ended                                First Quarter
                                               ----------------------------------------------------------------    ---------------
                                                 1992           1993         1994         1995          1996        1996     1997
                                               ---------   -------------   ---------   -----------   ----------    ------   ------
                                                            (Dollars in thousands, except ratios)
Ratio of earnings to fixed charges
Consolidated pretax income from
 continuing operations    ..................   $22,175      $ (7,665)      $44,536      $(46,721)     $ 61,363     12,217    17,058
Interest   .................................    18,178        47,375        41,532        44,550        43,211     10,413    10,704
Interest portion of rental expense    ......     1,467         3,867         4,533         4,533         3,767       1033       933
Amortization of Capitalized Interest  ......        47            67           108           152           171         43        43
                                               --------     ---------      --------     --------      --------    -------   -------
Earnings   .................................   $41,867      $ 43,644       $90,709      $  2,514      $108,512    $23,706   $28,738
                                               ========     =========      ========     ========      ========    =======   =======
Interest   .................................   $18,178      $ 47,375       $41,532      $ 44,550      $ 43,211     10,413    10,704
Interest portion of rental expense    ......     1,467         3,867         4,533         4,533         3,767      1,033       933
Capitalized Interest    ....................        64           425           576           468            --         --        --
                                               --------     ---------      --------     --------      --------    -------   -------
Fixed charges    ...........................   $19,709      $ 51,667       $46,641      $ 49,551      $ 46,978    $11,446   $11,637
                                               --------     ---------      --------     --------      --------    -------   -------
Ratio of earnings to fixed charges    ......      2.12                        1.94                        2.31       2.07      2.47
                                               --------     ---------      --------                   --------    -------   -------
Deficiency    ..............................                $  8,023                    $ 47,037
                                                            ---------                   --------
                                                    Pro Forma
                                               ------------------------
                                               Fiscal yr.
                                                1996          1Q 97
                                               ---------   ------------
Ratio of earnings to fixed charges
Consolidated pretax income from
 continuing operations    ..................    $55,873       $14,858
Interest   .................................     48,701        12,904
Interest portion of rental expense    ......      3,767           933
Amortization of Capitalized Interest  ......        171            43
                                               --------       -------
Earnings   .................................   $108,512       $28,738
                                               ========       =======
Interest   .................................     48,701        12,904
Interest portion of rental expense    ......      3,767           933
Capitalized Interest    ....................         --            --
                                               --------       -------
Fixed charges    ...........................   $ 52,468       $13,837
                                               --------       -------
Ratio of earnings to fixed charges    ......       2.07          2.08
                                               --------       -------
Deficiency    ..............................

